Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and dated as of March 13, 2017, between EQUITY BANCSHARES, INC., a Kansas corporation (the “Borrower”), and SERVISFIRST BANK, an Alabama banking corporation (the “Lender”).

R E C I T A L S

A. Borrower and Lender are parties to that certain Loan and Security Agreement dated as of January 28, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Loan Agreement). Under the terms and conditions, and subject to the limitations, set forth in the Loan Agreement, Lender has provided to Borrower a Commitment to extend Loans to Borrower in an aggregate principal amount of up to $20,000,000.00.

B. The Commitment Maturity Date was January 26, 2017, but has been extended by letter agreement to March 13, 2017. Borrower has requested that Lender consent to (i) the renewal of the Commitment and extension of the Commitment Maturity Date for a period of 364 days from the date hereof, (ii) an increase of $10,000,000.00 to the Commitment amount, so that the Maximum Commitment Amount becomes $30,000,000.00, and (iii) certain other amendments to the Loan Agreement, in each case in accordance with and subject to the terms set forth hereunder.

C. Lender, by execution hereof, has agreed to consent to the foregoing and to amend the Loan Agreement accordingly, upon the terms and conditions set forth herein, including, without limitation, the condition that Borrower acknowledge and reaffirm its obligations under the Loan Agreement and the other documents related thereto.

D. The parties hereto have consulted with, and obtained the representation and advice of, their respective legal counsel with regard to the terms and conditions of this Amendment. Each party to this Amendment has had the opportunity to participate fully in the drafting of this Amendment.

A G R E E M E N T

In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and the parties hereto agree to be bound thereby.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

A. The recital set forth on the first page of the Loan Agreement is amended by deleting the principal amount “$20,000,000.00” therefrom, and by inserting the principal amount “$30,000,000.00” in lieu thereof.

B. Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Commitment Maturity Date” to read as follows:

“Commitment Maturity Date” means the earlier of March 12, 2018, or the date that either the Commitment is terminated or the maturity of any Note is accelerated pursuant to Section 7.02 of this Agreement.

C. Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Maximum Commitment Amount” to read as follows:

“Maximum Commitment Amount” means $30,000,000.00, which is the total amount of principal available for Loans to Borrower under this Agreement.

D. Section 2.09 of the Loan Agreement is amended and restated to read as follows:

Section 2.09 Unused Commitment Fee. Borrower shall pay to Lender an unused commitment fee (the “Unused Commitment Fee”) in an amount equal to two-tenths of one percent (0.20%) (i.e., 20 basis points) per annum times the daily average difference between (1) the Maximum Commitment Amount, and (2) the aggregate outstanding principal balance of the Loans made under or in connection with this Agreement. The Unused Commitment Fee shall be payable on the Commitment Maturity Date. Lender shall have the right to debit one or more of Borrower’s deposit accounts with Lender to pay the Unused Commitment Fee.

E. Section 3.02(H) of the Loan Agreement is amended and restated to read as follows:

(H) There shall be no material adverse change in the consolidated financial condition or business of Borrower since December 31, 2016, or the Subsidiary Bank since December 31, 2016.

F. Section 5.01(I) of the Loan Agreement is amended and restated to read as follows:

(I) Borrower’s and the Subsidiary Bank’s financial statements (including Call Reports, in the case of the Subsidiary Bank) furnished to Lender, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of Borrower, from December 31, 2016, to the date hereof, or the Subsidiary Bank, from December 31, 2016, to the date hereof;

G. Section 5.01(J) of the Loan Agreement is amended and restated to read as follows:

(J) As of March 13, 2017, neither Borrower nor the Subsidiary Bank has any material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the December 31, 2016, financial statements of Borrower, or the December 31, 2016, Call Report of the Subsidiary Bank, or as disclosed in or permitted by this Agreement, as applicable; Borrower does not know and has no reasonable ground to know of any basis for the assertion against it or the Subsidiary Bank as of December 31, 2016, of any material Indebtedness of any nature not fully reflected and reserved against in the above referenced respective financial statements or Call Reports, as applicable;

H. Section 5.01(R) of the Loan Agreement is amended and restated to read as follows:

(R) The Subsidiary Bank’s retained earnings, as reported on Schedule RC of the Subsidiary Bank’s most recent quarterly Call Report, were $27,681,000.00.

I. Exhibit C to the Loan Agreement is deleted in its entirety, and Exhibit C to this Amendment is inserted in lieu thereof.

3. Effectiveness. This Amendment shall be and become effective as of the date first above written; provided, that each of the following conditions is satisfied, all as reasonably determined by and satisfactory to Lender:

A. Lender shall have received an Unused Commitment Fee from Borrower in the amount of $38,323.29, which shall cover the period of time from and including January 28, 2016, through and including January 26, 2017.

B. Lender shall have received (including by facsimile) counterparts of this Amendment, duly executed by or on behalf of Borrower.

C. Lender shall have approved the amendments set forth in this Amendment, such approval to be evidenced by Lender’s execution of counterparts of this Amendment.

D. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to Lender and its counsel prior to or by the time of closing. Prior to or by the time of closing, Lender and its counsel shall have received all information, certificates, resolutions, legal opinions and other documents, and such counterpart originals or such certified or other copies of such originals as Lender or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be reasonably satisfactory to Lender and its counsel.

E. The representations and warranties set forth in paragraph 4 below shall be true and correct in all respects.

Notwithstanding the satisfaction (or waiver) of each of the conditions set forth above and/or the execution of this Amendment by Borrower, this Amendment, in any event, shall not be or become effective and binding upon the parties until executed and accepted by Lender.

4. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

A. The execution, delivery and performance by Borrower of this Amendment and the documents contemplated hereby are (i) within its entity powers and have been duly authorized by all necessary entity action, (ii) not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, (iii) not in contravention of the terms of Borrower’s organizational documents, and (iv) not in contravention of any contract or undertaking to which Borrower is a party or by which Borrower or its properties are or may be bound or affected.

B. Each of this Amendment and, to the extent Borrower is a party thereto, the other documents contemplated hereby, is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

C. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, stockholder, member, partner or other owner of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment and the documents contemplated hereby, or the transactions contemplated hereby, or as a condition to the legality, validity or enforceability of this Amendment and the documents contemplated hereby.

D. After giving effect to the amendments to the Loan Agreement contained in this Amendment: (i) the representations and warranties contained in the Loan Agreement and in each other document related thereto are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, (ii) Borrower is in full compliance with all the covenants and agreements established under the Loan Agreement and the other documents related thereto, (iii) no Default has occurred and is continuing, and (iv) no material adverse change has occurred in the financial condition of Borrower since the as-of date of the most recent financial statements delivered by Borrower to Lender.

5. Reaffirmation and Ratification of Loan Documents.

A. Borrower acknowledges, ratifies, reaffirms and confirms to Lender the obligations, liabilities and undertakings of Borrower under the Loan Agreement, as amended hereby, and the other documents related thereto to which Borrower is a party. All provisions of the Loan Agreement and the other documents related thereto to which Borrower is a party are in full force and effect and remain unchanged, except as amended hereby.

B. Borrower agrees that (i) the amendments effectuated hereunder do not adversely affect or impair in any way the validity or enforceability of the Loan Agreement and the other documents related thereto to which Borrower is a party, and (ii) the Loan Agreement, as amended hereby, and the documents related thereto to which Borrower is a party are legal, valid and binding obligations of Borrower, enforceable by Lender against Borrower and in accordance with their respective terms.

C. Borrower acknowledges and agrees that the Loan Agreement, as amended hereby, and the other documents related thereto to which Borrower is a party, and the Obligations (including, without limitation, Borrower’s obligation to pay the outstanding amounts under the Loan Agreement and each Note related thereto), are not subject to any defense, claim, counterclaim, setoff, right of recoupment, abatement or other determination whatsoever, legal, equitable or otherwise. Borrower waives any and all defenses of any nature whatsoever, legal, equitable or otherwise, which Borrower may now have with respect to Borrower’s obligations under the Loan Agreement, as amended hereby, and the other documents related thereto to which Borrower is a party.

6. Acknowledgments Regarding Collateral. Borrower acknowledges, certifies and agrees that (i) all of the Collateral described in the Loan Agreement, including, without limitation, the Pledged Stock, currently secures and shall continue to secure all of the Obligations, (ii) Lender’s security interests in and liens on the Collateral have been duly perfected and are fully enforceable against Borrower and the property encumbered thereby, and (iii) there has been no interruption, cessation, or other lapse of the aforesaid security interests and liens of Lender in the Collateral.

7. No Waiver by Lender, Etc. Notwithstanding the agreement of Lender to enter into this Amendment and to amend the Loan Agreement as set forth herein, Borrower acknowledges and agrees that, by so agreeing to enter into this Amendment, except as specifically set forth in this Amendment, Lender shall not be deemed to have waived (or to be estopped from asserting) any provisions of the Loan Agreement, as amended hereby, or any other document related thereto, including without limitation, any existing or future Default thereunder and, if Borrower now or at any time in the future shall be in breach of any of the provisions of the Loan Agreement or any other document related thereto or if any Default has occurred and is continuing, Lender shall be entitled to withhold further Loans under the Loan Agreement at any time and to exercise any of its other default rights and remedies thereunder or under any other document related thereto, from time to time, upon, if applicable, notice to Borrower, and that no failure or delay on the part of Lender in exercising any right or remedy under the Loan Agreement or under any other document related thereto, and no course of dealing with Borrower, on the one hand, and Lender, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Loan Agreement or under any other document related thereto preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder.

8. Release of Claims. In consideration of the matters set forth in this Amendment, Borrower, for itself and on behalf of its legal representatives, successors and assigns, hereby fully, finally and irrevocably releases Lender, and its officers, representatives, agents, attorneys, employees, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all defenses (other than payment or performance), affirmative defenses, claims, counterclaims, offsets, cross-claims, damages, demands, actions and causes of action of any kind or nature existing as of the date of this Amendment or based on facts or circumstances arising at any time up through and including the date of this Amendment, whether known or unknown and whenever and howsoever arising, relating to the Loan Agreement or the liabilities and obligations of Borrower thereunder, the other Obligations or the other documents related thereto, or any of them, or any past relationship between Borrower and Lender. In addition, Borrower hereby agrees not to commence, join in, prosecute, or participate in any suit or other proceeding in a position adverse to that of any of the Released Parties arising directly or indirectly from any of the foregoing matters.

9. Event of Default. If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute a Default.

10. Payment of Fees and Expenses. Borrower agrees to pay all out-of-pocket costs and expenses of Lender, including the attorneys’ fees, charges and disbursements of counsel for Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

11. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterpart copies, each of which constitutes an original, but all of which, when taken together, shall constitute one agreement binding upon all of the parties hereto. Further, the parties hereto may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

12. Governing Law, Etc. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 8.08 (Applicable Law; Jurisdiction and Venue) of the Loan Agreement, which terms and provisions are incorporated herein by reference.

13. Successors and Assigns. This Amendment shall inure to and be binding upon and enforceable by Borrower, Lender, and their respective successors and assigns.

14. No Other Modifications. Except as hereby amended, no other term, condition or provision of the Loan Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation. From and after the effective date hereof, all references in the Loan Agreement, and any other document or instrument entered into in connection therewith, to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Amendment.

15. Reaffirmation and Ratification of Pledge Agreement. Without limiting anything set forth in paragraph 5 above or elsewhere in this Amendment, Borrower hereby acknowledges and agrees that the Pledge Agreement dated as of January 28, 2016, between Borrower and Lender remains in full force and effect as of the date hereof, and that the Pledged Stock described therein continues to secure all Obligations (as defined in such Pledge Agreement) in all respects. For the avoidance of doubt, the Obligations secured by the Pledged Stock include, without limitation, any and all increases in the principal amount of the Obligations that now or hereafter result from the increase in the Maximum Commitment Amount addressed in this Amendment.

16. Unused Commitment Fee. Lender agrees not to charge an Unused Commitment Fee for the short-term extension period that began on January 27, 2017, and continued through and including the date immediately prior to the date of this Amendment. On and after the date of this Amendment, the Unused Commitment Fee shall again accrue and otherwise be in effect in accordance with Section 2.09 of the Loan Agreement (as restated above).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

EQUITY BANCSHARES, INC.

By:	/s/ Gregory H. Kossover
Name:	Gregory H. Kossover
Title:	Chief Financial Officer

LENDER:

SERVISFIRST BANK

By:	/s/ Henry Abbott
Name:	Henry Abbott
Title:	Senior Vice President

Signature Page to First Amendment to Loan and Security Agreement

EXHIBIT C TO

LOAN AND SECURITY AGREEMENT

STATES QUALIFIED, PRINCIPAL PLACES OF BUSINESS

Entity	State(s) Qualified	Principal Place of Business

Equity Bancshares, Inc	Kansas	7701 E. Kellogg Ave. Wichita, Kansas 67207

Equity Bank	Kansas	7701 E. Kellogg Ave. Wichita, Kansas 67207

NAME CHANGES AND MERGERS WITHIN FIVE YEARS AND ONE MONTH

Borrower:

No name changes.

2012 merger with First Community Bancshares.

2015 merger with First Independence Corporation

2016 merger with Community First Bancshares, Inc.

2017 merger with Prairie Bancshares, Inc.

Subsidiary Bank:

No name changes.

2012 merger with First Community Bank.

2012 merger with Signature Bank.

2012 merger with The Citizens National Bank of Chillicothe.

2015 merger with First Federal Savings and Loan of Independence

2016 merger with Community First Bank

2017 merger with State Bank of Hoxie, KS